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                                                                          232602

                                STATE OF MARYLAND

                                  DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201

                                                             DATE: JULY 23, 1993

      THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR THE FIRST CUBA FUND, INC. CHANGING TO THE HERZFELD CARIBBEAN BASIN FUND, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JULY 23, 1993 AT 10:14 AM.

FEE PAID: 78.00


                                                              PAULA CARY MCLEAN
SEAL                                                          CHARTER SPECIALIST


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                            THE FIRST CUBA FUND, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

      The First Cuba Fund, Inc., a Maryland corporation having its principal Maryland office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-603 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles of Incorporation are hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

      SECOND: The name of the corporation is The Herzfeld Caribbean Basin Fund, Inc. (the "Corporation").

      SECOND: The Board of Directors of the Corporation on June 24, 1993 by unanimous vote, approved changing the name of the Corporation to "The Herzfeld Caribbean Basin Fund, Inc." and adopted a resolution approving the amendment to the Articles of Incorporation herein made; at the time of such approval, no shares of stock entitled to be voted on the matter were either outstanding or subscribed for.

      THIRD: The Articles of Amendment shall be effective on the date such Articles are accepted for filing by the Department of Assessments and Taxation.

      IN WITNESS WHEREOF, The First Cuba Fund, Inc. has caused these Articles of Amendment to be signed in its name on it and on its behalf this 20th day of July, 1993.

                                        THE FIRST CUBA FUND, INC.


                                        By: /s/ Thomas J. Herzfeld
                                            ------------------------------------
                                            Thomas J. Herzfeld
                                            President

ATTEST:


/s/ Cecilia Gondor-Morales
-------------------------------------
Cecilia Gondor-Morales
Secretary

                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 7-23-93.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION


BY:
    ---------------------------------

This stamp replaces our previous certification system.          Effective: 10/84

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      THE UNDERSIGNED, President of THE FIRST CUBA FUND, INC., who executed on behalf of the said Corporation the foregoing Articles of Amendment, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Thomas J. Herzfeld
                                        ------------------------------------
                                        Thomas J. Herzfeld